UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2025

The Eastern Company
(Exact Name of Registrant as Specified in Charter)

Connecticut	001-35383	06-0330020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Enterprise Drive, Suite 408, Shelton, Connecticut 06484

(Address of Principal Executive Offices) (Zip Code)

(203) 729-2255

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	EML	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 - Submission of Matters to a Vote of Security Holders

On April 30, 2025, The Eastern Company held its annual meeting of shareholders. The results of the vote at the meeting were as follows:

		FOR	AGAINST	ABSTAIN/ WITHHELD
1)	Election of Fredrick D. DiSanto as a director for a one-year term expiring in the year 2026:	4,723,277	164,589	22,918

	Election of John W. Everets as a director for a one-year term expiring in the year 2026:	4,271,898	584,414	54,472

	Election of Charles W. Henry as a director for a one-year term expiring in the year 2026:	3,967,443	940,374	2,967

	Election of James A. Mitarotonda as a director for a one-year term expiring in the year 2026:	4,748,778	158,961	3,045

	Election of Peggy B. Scott as a director for a one-year term expiring in the year 2026:	4,356,452	521,486	32,846

	Election of Michael J. Mardy as a director for a one-year term expiring in the year 2026:	4,800,461	87,468	22,855

	Election of Ryan A. Schroeder as a director for a one-year term expiring in the year 2026:	4,807,424	100,771	2,589

2)	Non-binding advisory vote to approve executive compensation.	3,745,260	1,118,875	46,649

3)	Ratification of appointment of Fiondella, Milone & LaSaracina LLP as independent registered public accounting firm to audit the Company and subsidiaries consolidated financial statements for fiscal year 2025.	5,476,907	127,414	2,988

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: May 1, 2025	/s/ Nicholas Vlahos
Nicholas Vlahos
Chief Financial Officer

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